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Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the inclusion of our report dated May 29, 2002 included in the financial statements of Scherer Healthcare, Inc and Subsidiaries and the related financial statement schedule, included in this Form 10-K, into Scherer Healthcare, Inc.'s previously filed Registration Statement on Form S-8, File No. 333-74877.

/s/ Arthur Andersen LLP

Atlanta, Georgia
May 30, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS